Lease Agreement

This Lease Agreement (the "Lease") is made 10-30-13, by and between VK Inc ("Lessor") and Adaiah Distribution Inc (" Lessee").

Lessor is the owner of land and improvements commonly known and numbered as 2809 lerwick rd, sacramento,ca 95821.

Lessor desires to lease the leased premises to Lessee, and Lessee desires to lease the leased premises from Lessor for the term, at the rental, and upon the covenants, conditions, provisions, and obligations set forth below.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, the parties agree as follows:

1. **Term.**

A. Lessor hereby leases the leased premises to Lessee, and Lessee hereby leases the leased premises from Lessor, for an "Initial Term" beginning 10-30-13 and ending 10-30-15. Lessor shall use its best efforts to give Lessee possession as nearly as possible at the beginning of the Lease term. If Lessor is unable to timely provide the leased premises, rent shall abate for the period of delay. Lessee shall make no other claim against Lessor for any such delay.

B. Lessee also has a right for the benefit of Lessee, its employees, agents, and invitees, for access to and from the leased premises through and over the property of Lessor adjoining the leased premises and to use those parts of the leased premises designated by Lessor for use by Lessee, including but not limited to toilets, elevators, and unrestricted parking areas, if any.

2. **Renewal.**

Lessor and Lessee may agree to renew or extend this Lease, with such modifications as the parties may agree to, in a separate, signed document.

3. **Holdover.**

A. In the event Lessee shall holdover after the expiration of the term of this Lease , ***with the consent of Lessor***, express or implied, such tenancy shall be from month to month only, and shall not constitute a renewal of this Lease . Further, in the event of such a holdover, Lessee agrees to pay rent and other charges as provided herein, and to comply with all covenants, conditions, provisions, and obligations of this Lease for the period of time that Lessee holds over. Further, in the event of such a holdover, Lessee shall be entitled to possession until Lessor gives Lessee ten (10) days notice that such month to month tenancy shall be terminated.

B. In the event Lessee shall holdover after the expiration of the term of this Lease , ***without the consent of Lessor***, express or implied, Lessee shall be construed to be a tenant at sufferance at double the rent herein provided, prorated daily until Lessor receives actual possession of the leased premises.

C. In the event Lessor provides Lessee with a lawful Notice of Termination and Lessee shall holdover beyond the expiration of the notice period provided in such notice, then Lessee shall be deemed to be holding over without the consent of Lessor.

4. **Rental.**

A. Lessee agrees pay to Lessor rental in the sum of 400.00 per month. Each installment payment shall be due and payable in advance and without demand on the first day of each calendar month.

B. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

C. Lessee shall pay the rent when due, without setoff or deduction.

D. In the event that Lessor accepts payment from Lessee for an amount less than the full amount due, such lesser amount shall be treated as payment on account.

E. In the event that Lessor accepts a check from Lessee for an amount less than the full amount due, and such check contains an endorsement or statement thereon that such lesser amount is payment in full, such endorsement or statement shall be of no force or effect, and Lessor may accept and negotiate such check without prejudice to any other rights or remedies which Lessor may have against Lessee.

5. **Security Deposit.**

A. At the same time as Lessee pays the first rental installment, Lessee shall deposit with Lessor a "Security Deposit" in the amount of ____________n/a________________ Dollars. Lessor shall hold such funds as security for the full faith and performance by Lessee of all the terms, covenants, and conditions of this Lease . Lessor shall apply such funds to all damages and expenses allowed by the laws of the State of California, and shall return such funds, or such portion of said funds as are not applied to damages and expenses, to Lessee at the end of this Lease , all in accordance with the laws of the State of California.

B. In the event Lessor sells the property made the subject of this Lease , Lessor shall transfer Lessee's security deposit to the purchaser of the property, who shall hold the security deposit under the terms of this Lease , and Lessor shall be released from all liability for the return of such security deposit to Lessee.

6. **Landlord's Lien.**

A. Lessee acknowledges that Lessor has the right, to the full extent allowed by California law, to hold and sell with due legal notice all property on or to be brought on the leased premises in order satisfy unpaid rent, expenses, and utilities.

B. Lessee shall not remove, cause to be removed, or allow to be removed, any property brought onto the leased premises, other than in the ordinary course of business, so long as Lessee is in default in the terms of this Lease .

7. **Late Charges.**

Lessee shall pay to Lessor a late charge in the amount of Dollars ($ 50.00) if Lessor has not received the full amount of rent due within 5 days after the date any rent installment is due.

8. **Use of Premises.**

A. At such time as Lessee occupies the leased premises, or installs fixtures, facilities, or equipment, Lessee shall be deemed to have accepted the leased premises and to acknowledge that the leased premises are in the condition required by this Lease .

B. Lessee acknowledges that Lessee has examined and knows the condition of the leased premises, and has received the same in good order and repair.

C. Lessee agrees:

1) To use the leased premises only for the following purposes:

business office

2) To surrender the leased premises to Lessor at the end of the term, or any renewal, without the necessity of any notice from either Lessor or Lessee to terminate the same, and Lessee hereby expressly waives all right to any notice which may be required under any laws now in force or hereafter enacted.

3) To surrender possession of the leased premises at the expiration of this Lease without further notice to quit, in as good condition as reasonable use will permit.

4) To keep the leased premises in good condition and repair at Lessee's own expense, except repairs which are the duty of Lessor.

5) To perform, fully obey, and comply with all ordinances rules, regulations, and laws of all public authorities, boards, and offices relating to the use of the leased premises.

6) To not make any occupancy of the leased premises

a. contrary to law,

b. contrary to any directions, rules, regulations, regulatory bodies, or officials having jurisdiction over the leased premises, or

c. that is injurious to any person or property.

7) To not permit any waste or nuisance.

8) To not use the leased premises for living quarters or residence.

D. Lessee shall pay for any

1) Expense, damage, or repair occasioned by the stopping of waste pipes or overflow from bathtubs, closets, washbasins, basins, or sinks, and

2) Damage to window panes, window shades, curtain rods, wallpaper, furnishings, or any other damage to the interior of the leased premises.

E. Upon the termination of this Lease , Lessee shall remove any and all signs placed upon or about the leased premises; and Lessee shall repair any damage to the leased premises caused by placement or removal of the signs.

F. Lessee shall keep the sidewalks, if any, in front of or adjoining the leased premises clean and in a slightly and sanitary condition, at all times.

G. Lessee shall make all repairs to the leased premises, at Lessee's own expense, except for the following repairs which shall be the responsibility of Lessor, provided that the need for such repair did not arise from nor were they caused by the negligence or

willful act of Lessee, its agents, officers, employees, licensees, invitees, or contractors: n/a

If Lessor pays for any repair that is the responsibility of Lessee, Lessee shall reimburse Lessor for such amount.

H. Lessee shall give Lessor notice of the necessity for any repair for which Lessor is responsible.

I. Notwithstanding the forgoing, Lessee shall not use the leased premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

9. **Sublease and Assignment.**

Lessee shall not sublease all or any part of the leased premises, or assign this Lease in whole or in part, voluntarily or involuntarily, without Lessor's prior written consent. Lessor shall not unreasonably withhold or delay such consent.

10. **Alterations and Improvements.**

A. Lessee shall make no changes, improvements,alterations, or additions to the leased premises unless such changes, improvements, alterations, or additions:

1) Are first approved in writing by Lessor. Lessor shall not unreasonably withhold approval.

2) Are not in violation of restrictions placed on Lessor by lenders or other third parties.

3) Will not materially alter the character of the leased premises.

4) Will not substantially lessen the value of the leased premises.

5) Are made in a workmanlike manner, utilizing good quality materials.

B. Lessee shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the leased premises, and fasten the same to the premises.

C. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Lessee at the commencement of the Lease term or placed or installed on the leased premises by Lessee thereafter, shall remain Lessee's property free and clear of any claim by Lessor. Lessee shall have the right to remove the same at any time during the term of this Lease provided that all damage to the leased premises caused by such removal shall be repaired by Lessee at Lessee's expense.

D. All improvements made by Lessee to the leased premises which are so attached to the leased premises that they cannot be removed without material injury to the leased premises, shall become the property of the Lessor upon installation.

E. Not later than the last day of the Term, Lessee shall, at Lessee's sole expense

1) Remove all of Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions, and the like,

2) Repair all injury done by or in connection with the installation or removal of such property and improvements, and

3) Surrender the leased premises in as good condition as they were at the beginning of the Term, reasonable wear and tear excepted.

F. All property remaining on the leased premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor. Lessee shall reimburse Lessor for the cost of such removal.

11. **Property Taxes.**

A. Lessor shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the leased premises, and all personal property taxes with respect to Lessor's personal property, if any, on the leased premises.

B. Lessee shall be responsible for paying all personal property taxes with respect to Lessee's personal property at the leased premises.

12. **Lessor Not Liable for Injury or Damage.**

A. Lessor shall not be liable for any injury or damage to any person or to any property at any time on the leased premises arising from any cause whatsoever that may, at any time, exist from the use or condition of the lease premises.

B. Lessee shall indemnify and hold Lessor harmless, including the payment of reasonable and necessary litigation defense costs, from any and all claims asserted for any injury or damage to any person or to any property at any time on the leased premises arising from any cause whatsoever that may, at any time, exist from the use or condition of the lease premises.

13. **Insurance.**

A. Lessor shall maintain fire and extended coverage insurance on the leased premises in such amounts as Lessor shall deem appropriate. Lessee shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the leased premises.

B. If the leased premises are damaged by fire or other casualty resulting from any act or negligence of Lessee or any of Lessee's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Lessee shall be responsible for the costs of repair not covered by insurance.

C. Lessor shall maintain fire and extended coverage insurance on the leased premises in such amounts as Lessor shall deem appropriate. Lessee shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the leased premises.

D. Lessee shall, at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the property and the business operated by Lessee on the property. The coverage shall include a broad form general liability endorsement. The policy will include a clause that Lessee will not cancel or change the insurance without first giving Lessor ten (10) days prior written notice.

E. Lessee shall provide Lessor with current Certificates of Insurance evidencing Lessee's compliance with this Paragraph.

14. **Utilities.**

A. Lessee shall pay for all charges for utilities for the premises, except for the following, which Lessor shall pay: telephone

B. In the event that Lessee fails to pay the utilities when due, Lessor shall enforce payment in the same manner as rent in arrears.

C. In the event that any utility or service provided to the leased premises is not separately metered, Lessor shall pay the amount due and separately invoice Lessee for Lessee's pro rata share of the charges. Lessee shall pay such amounts within fifteen (15) days of invoice.

D. Lessee acknowledges that the leased premises are designed to provide standard office use electrical facilities and standard office lighting. Lessee shall not use any equipment or devices that utilize excessive electrical energy or which may, in Lessor's reasonable opinion, overload the wiring or interfere with electrical services to other Lessees.

15. **Signs.**

A. With Lessor's prior consent, Lessee shall have the right to place on the leased premises, at locations selected by Lessee, any signs which are permitted by applicable zoning ordinances and private restrictions. Lessor may refuse consent to any proposed signage that is in Lessor's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the leased premises or use of any other Lessee.

B. Lessor shall assist and cooperate with Lessee in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Lessee to place or construct the foregoing signs.

C. Lessee shall repair all damage to the leased premises resulting from the removal of signs installed by Lessee.

16. **Entry by Lessor.**

Lessor, its agents, and employees, shall have the right to enter upon the leased premises at reasonable hours for any lawful purpose, provided Lessor shall not thereby unreasonably interfere with Lessee's business on the leased premises.

17. **Parking.**

A. Lessee shall have the non-exclusive use in common with Lessor, other Lessees of the leased premises, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Lessor.

B. Lessor reserves the right to designate parking areas within the leased premises or in reasonable proximity thereto, for Lessee and Lessee's agents and employees. Lessee shall provide Lessor with a list of all license numbers for the cars owned by Lessee, its agents and employees.

C. Separated structured parking, if any, located about the leased premises is reserved for Lessees of the leased premises who rent such parking spaces. Lessee hereby leases from Lessor 2 spaces in such structural parking area, such spaces to be on a first come-first served basis. In consideration of the leasing to Lessee of such spaces, Lessee shall pay a monthly rental of (included with rent) Dollars (S__________) per space throughout

the term of the Lease. Such rental shall be due and payable each month without demand at the time herein set for the payment of other monthly rentals, in addition to such other rentals.

18. **Rules.**

Lessee will comply with the rules of the leased premises adopted and modified by Lessor from time to time and will cause all of its agents, employees, invitees and visitors to do so. All changes to such rules will be sent by Lessor to Lessee in writing.

Default.

A. Each of the following shall be deemed an event of default:

1) Default in the payment of rent or other payments called for in this Lease .

2) Lessee's default in the performance or observance of any covenant or condition of this Lease .

3) Abandonment of the leased premise by Lessee.

4) Filing or execution or occurrence of:

a. Filing a Petition in Bankruptcy by or against Lessee.

b. Filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act.

c. Adjudication of Lessee as a bankrupt or insolvent, or insolvency in the bankruptcy equity sense.

d. Assignment for the benefit of creditors whether by trust, mortgage, or otherwise.

e. Petition or other proceeding by or against Lessee for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Lessee with respect to all or substantially all its property.

f. Petition or other proceeding by or against Lessee for its dissolution or liquidation, or the taking of possession of the property of Lessee by any governmental authority in connection with dissolution or liquidation.

B. If an event of default shall be made by any party to this Lease , the other party, prior to the institution of legal proceedings, Lessor shall provide written notice to the defaulting party as follows;

1) The other party shall give written notice to the defaulting party any of the following methods:

a. Hand delivery,

b. U.S. Certified Mail, Return Receipt Requested,

c. Only if Lessee is the defaulting party, by posting the written notice on the front door of the leased premises.

2) The written notice shall set forth the nature of the alleged default tin the performance of the terms of this Lease .

3) The written notice shall contain a description of the actions(s) the defaulting party must perform to cure the alleged default and the date by which the default must be cured.

19. **Termination.**

Without waiving any other right or remedy which Lessor may have pursuant to this Lease or California law, when an event of default occurs, and after Lessor shall have given proper notice as described in this Lease , Lessor may, at its option, terminate this Lease as follows:

A. Lessor shall give notice to Lessee that this Lease is terminated upon the date specified in the notice, which date shall not be earlier than ten (10) days after delivery of such notice.

B. The Notice of Termination shall include the character of the default, the address of the leased premises, notification of termination, date on which Lessee must vacate, and Lessor or Lessor's agent's signature.

20. **Acceleration.**

A. In the event that Lessor terminates this Lease , the entire remaining balance of unpaid rent for the remaining term of the lease shall accelerate, and the entire sum shall become immediately due and payable.

B. To the extent allowed by California law, Lessor may apply Lessee's security deposit as a partial offset to satisfaction of the accelerated rent.

21. **Repossession.**

Upon termination of this Lease as provided therein, or pursuant to statute, or by summary proceedings, or otherwise, Lessor may enter the leased premises, without further demand or notice, and resume possession of the leased premises. Such re-entry, or resumption of possession, or reletting as provided in this Lease be deemed to be acceptance or surrender of this Lease or a waiver of Lessor's rights or remedies.

22. **Reletting.**

In the event Lessor terminates this Lease , as provided herein, Lessor shall use reasonable efforts to relet the premises.

23. **Damages.**

If Lessor terminates this Lease , in any manner, Lessee shall pay to Lessor, without demand or notice, the following:

1) All rent and other payments accrued to the date of such termination and a proportionate part of the rent otherwise payable for the month in which such termination occurs.

2) All future rent and other payments to be due under the terms of this Lease to the extent Lessor has not been able to offset same by reletting the leased premises within 30 days of termination.

3) Costs of making all repairs, alterations, and improvements, as well as all costs Lessee relating to the failure of Lessee to maintain the condition of the leased premises during the Term and upon expiration or sooner termination of this Lease . Such costs are deemed to be the costs estimated by a reputable architect or contractor selected by Lessor, or the actual amounts expended or incurred by Lessor.

4) Attorneys' fees and other costs.

24. **Lessor's Choice of Remedies.**

If Lessor receives rent after default, of after judgment, or after execution, such receipt shall not deprive Lessor of other actions against Lessee for possession, rent, or damages. All remedies are non-exclusive and can be exercised concurrently or separately.

25. **Quiet Possession.**

Lessor agrees that Lessee, upon performance by Lessee of all of its obligations hereunder, shall have exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the leased premises during the term of this Lease .

26. **Mechanics and Other Liens.**

A. At all times, Lessee shall keep the leased premises and improvements thereon free of mechanics and materialman's liens and other liens of like nature. At all times, Lessee shall fully protect and indemnify Lessor against all such liens liens or claims, and shall further fully protect and indemnify Lessor against all attorneys' fees, costs, and expenses growing out of or incurred by reason or on account of any such liens or clams.

B. In the event that Lessee shall fail to fully discharge any such lien or claim, Lessor, at its option, may pay the lien or claim, or any part thereof. Lessor shall have the sole discretion to determine the validity of the lien or claim. Lessee shall pay to Lessor, upon demand, all amounts so paid by Lessor, together with interest at the maximum lawful rate from the date of payment by Lessor until the date of repayment by Lessee. If Lessee fails to pay Lessor upon demand, the amount shall continue to bear interest as described above, interest payable monthly, as additional rent, until the entire amount is fully and finally paid.

27. **Condemnation.**

If any legally, constituted authority condemns the lease premises or such part thereof which shall make the leased premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Lessor and Lessee shall account for rental as of that date.

28. **Subordination.**

Lessee accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the leased premises, or upon the Leased premises and to any renewals, refinancing and extensions thereof, but Lessee agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Lessor is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the leased premises, and Lessee agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Lessor may

request. In the event that Lessee should fail to execute any instrument of subordination herein require d to be executed by Lessee promptly as requested, Lessee hereby irrevocably constitutes Lessor as its attorney-in-fact to execute such instrument in Lessee's name, place and stead, it being agreed that such power is one coupled with an interest. Lessee agrees that it will from time to time upon request by Lessor execute and deliver to such persons as Lessor shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Lessor is not in default hereunder (or if Lessee alleges a default stating the nature of such alleged default) and further stating such other matters as Lessor shall reasonably require.

29. **Waiver of Nonperformance.**

In the event that Lessee shall fail to perform any covenant, condition, provision, or obligation imposed by California law or by the terms of this Lease , and Lessor subsequently fails to exercise any rights under California law or under this Lease , such failure shall not be considered a waiver, nor shall any waiver of nonperformance of any such condition, covenant, provision, or obligation by Lessor be construed as a waiver of Lessor's rights as to any subsequent nonperformance.

30. **Attorneys' Fees.**

In the event either party shall fail to comply with any of the covenants, conditions, obligations, rules, or regulations imposed by this Lease or the laws of the state of California, and suit is brought for damages or enforcement, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs, and expenses incurred in prosecuting these suits.

31. **Notice.**

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested.

Lessor and Lessee shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

32. **Headings.**

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease .

33. **Successors.**

The provisions of this Lease shall extend to and be binding upon Lessor and Lessee and their respective legal representatives, successors and assigns.

34. **Final Agreement.**

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

35. **Governing Law.**

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Lessor: for VK Inc.

Lessee: nikolay titov